CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of IEC Electronics Corp.

We hereby consent to the incorporation by reference in the previously filed Registration Statements on Form S-8 (File Nos. 333-103847, 333-122181, 333-151218 and 333-174884) of IEC Electronics Corp. of our report dated November 26, 2012, except for Note 2 and Note 18 as to which the date is July 3, 2013, relating to the consolidated financial statements included in this Form 10-K/A.

/s/EFP Rotenberg, LLP

EFP Rotenberg, LLP

Rochester, New York

July 3, 2013